SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

____________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  August 25, 2008

Adult Entertainment Capital, Inc.
(Exact name of registrant as specified in its charter)

NV	000-26383	88-0325940
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

15641 Red Hill Avenue , Tustin, CA	92780
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  310-895-7778

Zealous Trading Group, Inc. (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]       Written communications pursuant to Rule 425 under the Securities Act (17CFR 230.425)

[ ]       Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]       Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]       Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 5 – Corporate Governance and Management

ITEM 5.03  Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On August 25, 2008, the Company filed Articles of Merger with the Secretary of State of Nevada in order to effectuate a merger whereby the Company (as Zealous Trading Group, Inc.) would merge with its wholly-owned subsidiary, Adult Entertainment Capital, Inc., as a parent/ subsidiary merger with the Company as the surviving corporation. This merger, which became effective as of August 25, 2008, was completed pursuant to Section 92A.180 of the Nevada Revised Statutes. Shareholder approval to this merger was not required under Section 92A.180. Upon completion of this merger, the Company's name has been changed to "Adult Entertainment Capital, Inc." and the Company's Articles of Incorporation have been amended to reflect this name change.

In connection with this name change to Adult Entertainment Capital, Inc., as of the open of business on August 29, 2008 the Company has the following new CUSIP.  The new trading symbol is pending.

New CUSIP Number:   00740A 102

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Adult Entertainment Capital, Inc.

/s/ Milton C. Ault III
Milton C. Ault III
Chief Executive Officer

Date: August 29, 2008